UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2010

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2010, SuccessFactors, Inc. (the "Company") acquired all of the issued ordinary shares of Infohrm Pty Ltd. ("Inform") from the shareholders of Inform pursuant to the Share Purchase Agreement, dated February 4, 2010, by and among the Company, the selling shareholders of Inform, certain guarantors and Mathieu Ellerby, as shareholders' agent. The aggregate consideration for the ordinary shares of Inform was approximately $25.5 million in cash plus 906,892 shares of the Company's common stock, of which 371,372 of those shares will be held in escrow for 18 months to secure the indemnification obligations of the selling shareholders. The shares were issued in reliance upon an exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On July 1, 2010, the Company announced the completion of its acquisition of Inform.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary Smith Hillary Smith General Counsel and Secretary

Date: July 6, 2010